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                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT
                        (WITH PRINCIPAL OFFICE LOCATION)


ARIS Software, Inc.
Incorporated under the laws of Washington
 2229 - 112th Avenue NE
 Bellevue, WA  98004

ARIS UK Limited
(formerly Oxford Computer Group Limited)
Incorporated under the laws of England and Wales
 Wolsey Hall
 66 Banbury Road
 Oxford, England   OX2 6PR

ARIS (International), L.L.C.
A limited liability company organized under the laws of Washington
 2229 - 112th Avenue NE
 Bellevue, WA  98004

ARIS Computer Services GmbH.
A German company with limited liability (Gesellschaft mit beschrankter Haftung)
 Hebelstrase 22d
 Heidelberg, Germany. 69115